Exhibit 3.2
Amendment of Bylaws
of
MGP Ingredients, Inc.
The undersigned, being the Corporate Secretary of MGP Ingredients, Inc., a Kansas Corporation (the “Corporation”), hereby certifies that the Corporation’s Bylaws were amended effective December 17, 2013, by the stockholders of the Corporation to replace Section 2.2 in its entirety as follows:
Section 2.2 Special Meetings.
(a)    General. A special meeting of the stockholders or the holders of any one or more classes of the capital stock of the Corporation entitled to vote as a class or classes with respect to any matter, as required by law or as provided in the Articles of Incorporation, may be called by, and may be at any time and place determined by, the Chairman of the Board, the President or the Board of Directors.
(b)    Stockholder Requested Special Meetings.
(1)    Special meetings of the stockholders may also be called by the stockholders following receipt by the Secretary of the Corporation of a written request for a special meeting (a “Special Meeting Request”) from one or more record holders of shares representing in the aggregate either (i) at least 10% of all issued and outstanding shares of common stock of the Corporation entitled to vote at the meeting or (ii) at least 10% of all issued and outstanding shares of preferred stock of the Corporation entitled to vote at the meeting (in either case, the “Proposing Stockholders”), if such Special Meeting Request complies with the requirements set forth in this Section 2.2(b). The Board of Directors will determine whether all such requirements have been satisfied, and such determination shall be binding on the Corporation and its stockholders. If a Special Meeting Request complies with this Section 2.2(b), the Board of Directors will determine the place, date and time of a special meeting requested in such Special Meeting Request.
(2)    A Special Meeting Request must be delivered by hand, by registered U.S. mail, or by courier service to the attention of the Secretary of the Corporation at the principal office of the Corporation. A Special Meeting Request will only be valid if it is signed and dated by each of the Proposing Stockholders and if such request includes: (i) a statement of the specific purpose(s) of the special meeting, the matter(s) proposed to be acted on at the special meeting, the reasons for conducting such business at the special meeting, and any material interest of each Proposing Stockholder and each beneficial owner on whose behalf the Special Meeting Request is submitted in the business proposed to be conducted at the special meeting; (ii) the text of any resolutions proposed for consideration and, if such business includes a proposal to amend either the Bylaws or the Articles of Incorporation, the text of the proposed amendment to the Bylaws or Articles of Incorporation; (iii) the name and address, as they appear on the Corporation’s books, of each Proposing Stockholder, the date of each Proposing Stockholder's signature and the name and address of each beneficial owner on whose behalf such Special Meeting Request is made; (iv) the number of shares of the Corporation’s common stock or preferred stock, as the case may be, that are owned of record or beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by each Proposing Stockholder and each such beneficial owner and documentary evidence of such record or beneficial ownership; (v) a representation that the Proposing Stockholder(s) and each beneficial owner(s) on whose behalf the Special Meeting Request is made intend to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting; (vi) if any Proposing Stockholder, or beneficial owner on whose behalf such Special Meeting Request is made, intends to solicit proxies with respect to the stockholders’ proposal(s) or business to be presented at the special meeting, a representation to that effect; and (vii) all information relating to each such Proposing Stockholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act.
(3)    A Special Meeting Request shall not be valid if (i) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; (ii) a Similar Item is included in the Corporation's notice as an item of business to be brought before a stockholder meeting that has been called but not yet held; or (iii) the Special Meeting Request is received by the Corporation during the period commencing ninety (90) calendar days prior to the first anniversary of the preceding year's annual meeting of stockholders and ending on the date of that year's annual meeting of stockholders.
(4)    Any Proposing Stockholder may revoke a Special Meeting Request by written revocation delivered to the Corporation at any time prior to the special meeting; provided, however, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting. If none of the Proposing Stockholders appears or sends a representative to present the proposal(s) or business submitted by the Proposing Stockholders for consideration at the special meeting, the Corporation need not present such proposal(s) or business for a vote at such meeting.
(5)    Business transacted at a special meeting requested by stockholders shall be limited to the purposes stated in the Special Meeting Request; provided, however, that nothing herein shall prohibit the Board from submitting additional matters to the stockholders at any such special meeting.
________________
The undersigned, being the Corporate Secretary of the Corporation, hereby certifies that the Corporation’s Bylaws were amended effective December 17, 2013, by the stockholders of the Corporation to add Section 2.14 its entirety as follows:
Section 2.14. Confidential Voting.
(a)    Effective immediately upon adoption of this Section 2.14, all inspectors of election, vote tabulators and other persons appointed by or engaged by or on behalf of the Corporation to process voting instructions shall be independent and not otherwise be an officer, director or employee of the Corporation.
(b)    Effective immediately upon adoption of this Section 2.14, all proxies, ballots, and vote tabulations that identify the particular vote of a stockholder shall be kept confidential from the Board of Directors and from the officers and employees of the Corporation, except that disclosure may be made (a) to allow the inspectors to certify the results of the vote, including as necessary to resolve any disputes as to such vote or challenges to the voting of any proxies or ballots; (b) as necessary to meet applicable legal requirements, including the pursuit or defense of judicial actions; or (c) when expressly authorized by such stockholder. Nothing in this Section 2.14 shall prohibit any inspector or tabulator from making available to the Corporation, during the period prior to any meeting of stockholders, information as to which stockholders have not voted and periodic status reports on the aggregate vote.
________________

The undersigned, being the Corporate Secretary the Corporation, hereby certifies that Sections 3.6 and 3.7 of the Corporation’s Bylaws were amended effective December 17, 2013, by the Board of Directors of the Corporation to provide in their entirety as follows:
Section 3.13.    Quorum and Manner of Acting.
(a)    Five (5) of the nine directors shall constitute a quorum for the transaction of business at any meeting, and, subject to the limitation described in Section 3.6(b) below, the act of a majority of the directors present at any meeting at which a quorum shall be present shall be the act of the Board of Directors. The directors present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, despite the withdrawal of enough directors to leave less than a quorum. Members of the Board, or of any committee the Board designates, may participate in a meeting of the Board or of that committee by means of conference telephone or similar communications equipment through which all persons participating in the meeting can hear one another. Such participation shall constitute presence in person at the meeting.
(b)    Prior to December 18, 2014, notwithstanding the approval requirements provided in Section 3.6(b) above, the affirmative vote of at least six (6) directors is required to approve (or recommend that the stockholders approve) any of the following transactions:
(c)    any sale of all or substantially all of the Corporation’s assets or stock or any material division thereof;
(d)    any acquisition of a material nature (by asset purchase, stock purchase, merger or otherwise) of any other business,
(e)    any acquisition or sale of a joint venture of a material nature; and
(f)    any other acquisition or sale transaction of the Corporation’s assets or stock outside the ordinary course of business.
Section 3.14.    Action by Consent. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or the committee consent to such action in writing and the writing or writings are filed with the minutes of proceedings of the Board or the committee, provided, however, that prior to December 18, 2014, none of the actions described in Section 3.6(b) may be taken without a meeting.
________________
The undersigned, being the Corporate Secretary of the Corporation, hereby certifies that the Corporation’s Bylaws were amended effective December 17, 2013, by the stockholders of the Corporation by amending Section 3.8 its entirety as follows:
Section 3.8. Vacancies.
A vacancy on the Board shall exist in the case of the death, resignation or removal of any director, if the stockholders increase the number of directors, if the stockholders fail at any meeting at which they elect directors to elect the full number of directors for which they are voting at that meeting, or if a director refuses to serve. If a director resigns effective at a future date, the vacancy shall be deemed to exist only upon the effectiveness of the resignation.
Stockholders have the sole right to elect a director or directors at any time to fill any vacancy or vacancies on the Board. Group A directors may be elected by the holders of the Company's Common Stock, voting separately as a class, and Group B directors may be elected by the holders of the Company's Preferred Stock, voting separately as a class, as provided in the Company's Articles of Incorporation. The Board shall not elect a director or directors at any time to fill any vacancy or vacancies on the Board.
A meeting of the stockholders shall be called to fill any vacancy or vacancies on the Board. This meeting, whether the annual meeting of stockholders or a special meeting of stockholders, must be held within 60 days of the date the vacancy arises. Any director elected at such meeting to fill a vacancy shall hold office until the next regular election of directors of the class of which such director is a part, or if the Board is declassified, until the next Annual Meeting of Stockholders, and until the election and qualification of such person's successor or until his or her earlier death, resignation or removal. No reduction in the authorized number of directors shall have the effect of removing any director prior to the expiration of such person's term of office.
________________

By:	/s/ Lori Norlen
Name:	Lori Norlen
Title:	Corporate Secretary